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                                                                      Exhibit 21

                            OPERATING SUBSIDIARIES OF
                            THE ALLSTATE CORPORATION

THE ALLSTATE CORPORATION (Delaware Holding Company)
Allstate Insurance Company (Illinois)
Allstate International Insurance Holdings, Inc. (Delaware)
Allstate Non-Insurance Holdings, Inc. (Delaware)
Allstate Federal Savings Bank(1)
American Heritage Life Investment Corporation (Delaware)
Kennett Capital, Inc.(Delaware)
Willow Insurance Holdings Inc.(Delaware)

ALLSTATE INSURANCE COMPANY(Subsidiary of The Allstate Corporation)
Allstate Holdings, Inc. (Delaware)
Allstate Indemnity Company (Illinois)
Allstate International Inc. (Delaware)
Allstate Life Insurance Company (Illinois)
Allstate New Jersey Holdings, Inc. (Delaware)
Allstate Property and Casualty Insurance Company (Illinois)
Allstate Texas Lloyd's, Inc. (Texas)
Deerbrook Insurance Company (Illinois)
Forestview Mortgage Insurance Co. (California)
General Underwriters Agency, Inc. (Illinois)
Northbrook Indemnity Company (Illinois)
The Northbrook Corporation (Nebraska)

ALLSTATE INTERNATIONAL INSURANCE HOLDINGS, INC. (Subsidiary of The Allstate Corporation)
Allstate International Holding GmbH (Germany)
Allstate Life Insurance Company of the Philippines, Inc. (Philippines)(2)
Allstate Property and Casualty Insurance Japan Company, Limited (Japan)
Allstate Reinsurance Ltd. (Bermuda)
Allstate Services, Inc. (Japan)
Pafco Underwriting Managers Inc. (Ontario)
Pembridge America Inc. (Florida)

ALLSTATE NON-INSURANCE HOLDINGS, INC. (Subsidiary of The Allstate Corporation)
Allstate Enterprises, Inc. (Delaware)
Allstate Investment Management Company (Delaware)
Tech-Cor, Inc. (Delaware)


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(1) A "stock savings association" organized under federal law.
(2) Wholly-owned except for five shares owned by incorporator(s).



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AMERICAN HERITAGE LIFE INVESTMENT CORPORATION (SUBSIDIARY OF THE ALLSTATE CORPORATION)
American Heritage Life Insurance Company (Florida)
American Heritage Service Company (Florida)
Amherst Investment Company (Florida)
Colonial Reinsurance, Ltd. (British Virgin Islands)
ERJ Insurance Group, Incorporated (Florida)
Florida Associated Services, Inc. (Florida)

ALLSTATE ENTERPRISES, INC. (Subsidiary of Allstate Non-Insurance Holdings, Inc.)
Allstate Motor Club, Inc. (Delaware)
Roadway Protection Auto Club, Inc. (Delaware)
Allstate Motor Club of Canada Inc. (Canada)

ALLSTATE HOLDINGS, INC. (Subsidiary of Allstate Insurance Company)
Allstate Floridian Insurance Company (Illinois)
Allstate Floridian Indemnity Company (Illinois)

ALLSTATE INSURANCE COMPANY OF CANADA (Subsidiary of Allstate Life Insurance Company)
Allstate Life Insurance Company of Canada (Canada)

ALLSTATE LIFE INSURANCE COMPANY (Subsidiary of Allstate Insurance Company)
Allstate Distributors, L.L.C. (Delaware)
AFD, Inc. (Illinois)
Allstate Financial Advisors, LLC (Delaware)
Allstate Financial Services, LLC (Delaware)
Allstate Insurance Company of Canada (Canada)
Allstate Life Financial Services, Inc. (Delaware)
Allstate Life Insurance Company of New York (New York)
Allstate Settlement Corporation (Nebraska)
Charter National Life Insurance Company (Illinois)
CNL, Inc. (Missouri)
Glenbrook Life and Annuity Company (Arizona)
Intramerica Life Insurance Company (New York)
Laughlin Group Holdings, Inc. (Delaware)
Lincoln Benefit Life Company (Nebraska)
LSA Asset Management, LLC (Delaware)
Northbrook Life Insurance Company (Arizona)
PT Asuransi Jiwa Allstate (Indonesia)(3)
Surety Life Insurance Company (Nebraska)

ALLSTATE INTERNATIONAL INC. (Subsidiary of Allstate Insurance Company)
Samshin Allstate Life Insurance Company, Ltd. (Republic of Korea)(4)

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(3) Joint venture of which Allstate Life Insurance Company controls 85.69%.


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


ALLSTATE MOTOR CLUB, INC. (Subsidiary of Allstate Enterprises, Inc.)
Direct Marketing Center, Inc. (Delaware)
Enterprises Services Corporation (Delaware)
Rescue Express, Inc. (Delaware)

ALLSTATE NEW JERSEY HOLDINGS, INC. (Subsidiary of Allstate Insurance Company)
Allstate New Jersey Insurance Company (Illinois)

AMERICAN HERITAGE LIFE INSURANCE COMPANY (Subsidiary of American Heritage Life
Investment Corporation)
Associated Insurance Services, Inc. (Georgia)
First Colonial Insurance Company (Florida)
Fidelity International Company, Ltd. (Bahamian corporation)
St. Johns Bluff Timber Company
AHL Select HMO, Incorporated (Florida)
Columbia Universal Life Insurance Company (Texas)
Columbia Universal Financial Corporation (Delaware)
Concord Heritage Life Insurance Company Inc. (New Hampshire)
Keystone State Life Insurance Company (Pennsylvania)

FLORIDA ASSOCIATED SERVICES, INC. (Subsidiary of American Heritage Life Investment Corporation)
Realty Advisors Corporation (Florida)

FIDELITY INTERNATIONAL COMPANY, LTD. (Subsidiary of American Heritage Life Insurance
Company)
Fidelity International Insurance Company, Ltd. (Bahamian corporation)

LAUGHLIN GROUP HOLDINGS, INC. (Subsidiary of Allstate Life Insurance Company)
AFDW, Inc. (formerly The Laughlin Group, Inc. (Oregon)
LSA Securities, Inc. (Oregon)

LINCOLN BENEFIT LIFE COMPANY (Subsidiary of Allstate Life Insurance Company)

NORTHBROOK SERVICES, INC. (Subsidiary of Tech-Cor, Inc.)
Northbrook Technology of Northern Ireland, Limited (N.Ireland)

TECH-COR, INC. (Subsidiary of Allstate Non-Insurance Holdings,Inc.)
Northbrook Services, Inc. (Delaware)

ALLSTATE INTERNATIONAL HOLDING GMBH (Subsidiary of Allstate International Insurance
Holdings, Inc.)
Allstate Direct Versicherungs-Aktiengesellschaft (Germany)

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(4) Allstate International, Inc. owns only 50%.



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Allstate Diretto Assicurazioni Danni S.p.A (Italy)(5)
Allstate Werbung und Marketing GmbH (Germany)

PAFCO UNDERWRITING MANAGERS INC. (Subsidiary of Allstate International Insurance Holdings,
Inc.)
Pembridge Insurance Company (Ontario)(6)
Pembridge Reinsurance Company Limited (Ireland)

PEMBRIDGE AMERICA INC. (Subsidiary of Allstate International Insurance Holdings, Inc.)
American Surety and Casualty Company (Florida)

OTHER


Allstate County Mutual Insurance Company (Texas)
          A mutual company owned by policy holders. Officers and employees of Allstate Insurance Company serve as directors and officers of Allstate County Mutual Insurance Company

Allstate Texas Lloyd's (Texas)
          An insurance syndicate organized under the laws of Texas. Allstate Texas Lloyd's, Inc. (a direct wholly-owned subsidiary of Allstate Insurance Company) is the attorney-in-fact for this syndicate.





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(5) Allstate International Holding GmbH owns 90% of this company and Allstate
    International Insurance Holdings, Inc. owns 10%.
(6) Pafco Underwriting Managers Inc. owns all of the common stock except for directors' qualifying shares.



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